Exhibit 5.1

March 11, 2025

Allbirds, Inc.
30 Hotaling Place
San Francisco, CA 94111

    Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Allbirds, Inc., a Delaware public benefit corporation (the “Company”), in connection with its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Registration Statement, the Company is registering for issuance 399,906 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share ( “Class A Common Stock”), consisting of (a) 319,924 shares of Class A Common Stock issuable pursuant to the Company’s 2021 Equity Incentive Plan (the “2021 Plan”), and (b) 79,981 shares of Class A Common Stock issuable pursuant to the Company’s 2021 Employee Stock Purchase Plan (the “2021 ESPP,” and together with the 2021 Plan, the “Plans”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the Registration Statement, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement other than as to the valid issuance of the Shares.

As the basis for the opinion hereinafter expressed, we have reviewed originals or copies of the following:

A.an executed copy of the Registration Statement and the related prospectuses;

B.the Ninth Amended and Restated Certificate of Incorporation of the Company, as currently in effect;

C.the Amended and Restated Bylaws of the Company, as amended through August 17, 2023, and as currently in effect;

D.the Plans;

E.a certificate of good standing covering the Company, issued by the Secretary of State of the State of Delaware as of a recent date (the “Good Standing Certificate”); and

F.such resolutions, records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

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Allbirds, Inc. March 11, 2025 Page 2

We have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We have assumed for purposes of this opinion: (a) information contained in documents reviewed by us is true, complete and correct; (b) the genuineness and authenticity of all signatures on original documents; (c) the accuracy and completeness of all documents delivered to us and the authenticity of all documents submitted to us as originals; (d) the conformity to originals of all documents submitted to us as copies; (e) the accuracy, completeness and authenticity of certificates of public officials; (f) the legal capacity of all natural persons; and (g) the due authorization, execution and delivery of all documents by parties other than the Company.
We are opining herein as to the Delaware General Corporation Law, as amended, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized for issuance pursuant to the Plans and, when issued in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

We expressly disavow any obligation to advise you with respect to future changes in law or in our knowledge or as to any event or change of condition occurring subsequent to the date of this letter. This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Holland & Hart LLP
Holland & Hart LLP